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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8

                       AMENDMENT TO APPLICATION OR REPORT
                  Filed pursuant to Section 12, 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Commission File Number: 0-18587

                        HECTOR COMMUNICATIONS CORPORATION
 ...............................................................................
             (Exact name of registrant as specified in its charter)

                                 AMENDMENT NO. 1
 ...............................................................................


The  undersigned   registrant  hereby  amends  the  following  items,  financial statements, exhibits or other portions of its Current Report on Form 8-K (Date of Report: April 25, 1996) as set forth in the pages attached hereto:

        Item 7: Financial Statements and Pro Forma Financial Information.









                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         HECTOR COMMUNICATIONS CORPORATION

                                      by /s/Charles A. Braun
                                            Charles A. Braun
                                            Chief Financial Officer
July 9, 1996





                                Total Pages (33)

Item 7:  Financial Statements and Pro Forma Financial Information.

(a) Consolidated Financial Statements of Ollig Utilities Company

     The following Consolidated Financial Statements of Ollig Utilities Company and Subsidiaries appear at pages 3 to 20 herein: Independent Auditors' Report

     Consolidated Balance Sheets as of December 31, 1995 and 1994

     Consolidated Statements of Income for the years ended December 31, 1995, 1994 and 1993

     Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995, 1994 and 1993

     Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993

     Notes to Consolidated Financial Statements

     The following unaudited Quarterly Consolidated Financial Statements of Ollig Utilities Company and Subsidiaries appear at pages 21 to 25 herein:

     Consolidated Balance Sheets as of March 31, 1996

     Consolidated Statements of Income for the three month periods ended March 31, 1996 and 1995

     Consolidated Statements of Stockholders' Equity for the period ended March 31, 1996

     Consolidated Statements of Cash Flows for the three month periods ended March 31, 1996 and 1995

     Notes to unaudited Quarterly Consolidated Financial Statements

(b)  Pro forma Financial Information (unaudited)                   Page Herein

     Pro forma Condensed Combined Balance Sheet as of
     March 31, 1996                                                     27

     Notes to Pro forma Condensed Combined Balance Sheet                28

     Pro forma Condensed Combined Income Statement for the year
     ended December 31, 1995                                            29

     Notes to 1995 Pro forma Condensed Combined Income Statement        30

     Pro forma Condensed Combined Income Statement for the three
           months ended March 31, 1996                                  31

     Notes to 1996 Pro forma Condensed Combined Income Statement        32

     Calculation of Pro forma Earnings Per Share                        33

                          INDEPENDENT AUDITORS' REPORT





Board of Directors
Ollig Utilities Company
Ada, Minnesota


     We have audited the accompanying consolidated balance sheet of Ollig Utilities Company and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ollig Utilities Company and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ Olsen Thielen & Co., Ltd.
March 7, 1996
St. Paul, Minnesota




                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1995 AND 1994

                                 ASSETS - Note 6

                                                                                        1995                    1994
CURRENT ASSETS:
     Cash and Cash Equivalents                                                     $ 6,513,500            $ 8,310,822
     Temporary Cash Investments                                                      1,221,800              1,226,107
     Cash - RUS Construction Fund                                                       65,897                 65,897
     Due from Customers                                                                172,882                118,709
     Other Accounts Receivable                                                       2,874,821              2,129,128
     Income Taxes Receivable                                                            13,566                      -
     Accounts Receivable from Shareholders - Note 5                                    363,476                      -
     Note Receivable from Affiliated Company                                           120,000                      -
     Current Portion of Note Receivable                                                  6,800                  6,400
     Inventories                                                                       423,346                430,700
     Prepaid Expenses                                                                  109,547                112,747
          Total Current Assets                                                      11,885,635             12,400,510

INVESTMENTS AND OTHER ASSETS:
     Cost in Excess of Net Assets Acquired Less
          Amortization of $1,984,068 and $1,769,418                                  6,877,552              7,092,607
     Note Receivable                                                                    95,490                104,432
     Rural Telephone Bank Stock - Note 6                                               647,250                647,250
     Marketable Equity Securities - Note 2                                           1,850,148              1,206,618
     Other Investments - Note 3                                                      4,857,807              4,005,179
     Nonregulated Plant, Net of Accumulated
          Depreciation of $1,969,324 and $1,864,208                                    703,001                713,274
     Intangible Assets Less Amortization of
          $1,214,416 and $954,149 - Note 4                                             189,259                464,026
     Other Assets                                                                      251,842                261,235
          Total Investments and Other Assets                                        15,472,349             14,494,621

PROPERTY, PLANT AND EQUIPMENT:
     Telecommunications Plant In Service                                            55,135,557             51,317,807
     Other Property and Equipment                                                    5,460,138              5,161,523
     Under Construction                                                                 42,675                205,924
     Acquisition Adjustment                                                            385,787                385,787
          Total                                                                     61,024,157             57,071,041
     Less Accumulated Depreciation
          and Amortization                                                          29,397,886             26,745,859
               Net Property, Plant
                    and Equipment                                                   31,626,271             30,325,182

TOTAL ASSETS                                                                       $58,984,255            $57,220,313

The accompanying notes are an integral part of the consolidated financial statements.



                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1995 AND 1994

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                         1995                   1994
CURRENT LIABILITIES:
     Current Portion of Long-Term Debt                                             $ 1,658,467            $ 1,522,830
     Notes Payable                                                                           -                 21,500
     Accounts Payable                                                                1,238,472              1,249,758
     Construction Contracts Payable                                                     59,916                410,747
     Accrued Income Taxes                                                              458,247                219,924
     Accrued Interest                                                                  117,348                132,650
     Other Accrued Taxes                                                               280,461                245,643
     Other Accrued Liabilities                                                         376,513                401,573
     Customer Deposits                                                                  54,938                 50,524
          Total Current Liabilities                                                  4,244,362              4,255,149

LONG-TERM DEBT - Note 6                                                             22,395,140             24,011,814

MINORITY STOCKHOLDERS' INTEREST
     IN CONSOLIDATED SUBSIDIARIES                                                      164,929                138,790

OTHER LIABILITIES:
     Deferred Investment Tax Credits - Note 9                                          576,965                731,563
     Deferred Income Taxes - Note 9                                                  4,690,313              4,231,062
     Deferred Compensation - Note 7                                                  1,035,463              1,039,834
          Total Other Liabilities                                                    6,302,741              6,002,459

STOCKHOLDERS' EQUITY:
     Common Stock - Nonvoting, $1 Par Value,
          1,280,000 Shares Authorized, 1,261,575
          Shares Issued and Outstanding - Note 8                                     1,261,575              1,261,575
     Common Stock - Voting, $1 Par Value,
          20,000 Shares Authorized, 17,000
          Shares Issued and Outstanding - Note 8                                        17,000                 17,000
     Paid in Capital                                                                   110,592                110,592
     Retained Earnings                                                              24,170,364             21,488,512
     Unrealized Gain (Loss) on Investments - Note 2                                    317,552                (65,578)
          Total Stockholders' Equity                                                25,877,083             22,812,101


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $58,984,255            $57,220,313

The accompanying notes are an integral part of the consolidated financial statements.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                   1995                1994                 1993
OPERATING REVENUES:
     Local Network                                                $ 3,087,293         $ 3,106,577         $ 3,033,535
     Network Access                                                10,943,817          10,365,091           9,962,391
     Billing and Collection                                           943,271             934,860             901,628
     Miscellaneous, Net                                             3,989,305           3,315,464           2,932,901
     Uncollectibles, Net                                              (41,429)            (30,580)            (15,246)
          Total Operating Revenues                                 18,922,257          17,691,412          16,815,209
OPERATING EXPENSES:
     Plant Specific                                                 3,328,753           2,895,826           2,722,795
     Depreciation                                                   3,627,954           3,656,224           3,582,510
     Amortization                                                     545,453             529,281             473,846
     Plant Nonspecific                                                800,762             595,838             488,025
     Customer                                                       1,877,950           1,599,679           1,643,869
     General and Administrative                                     1,883,240           2,057,168           1,884,318
     Other Taxes                                                      323,195             232,699             304,999
          Total Operating Expenses                                 12,387,307          11,566,715          11,100,362
OPERATING INCOME                                                    6,534,950           6,124,697           5,714,847
OTHER INCOME AND EXPENSES:
     Investment Income, Net                                           527,962             406,343             412,163
     Cellular Partnership Income - Note 3                             474,053             371,177              51,221
     Gain on Sale of Cellular
          Investments - Note 2                                              -                   -           1,047,035
     Interest Expense                                              (1,532,566)         (1,558,915)         (1,693,523)
          Net Other Income and Expenses                              (530,551)           (781,395)           (183,104)
INCOME BEFORE INCOME TAX
     EXPENSE AND MINORITY INTEREST                                  6,004,399           5,343,302           5,531,743
INCOME TAX EXPENSE - Note 9                                         2,423,540           1,928,555           2,028,194
INCOME BEFORE MINORITY INTEREST                                     3,580,859           3,414,747           3,503,549
MINORITY INTEREST IN NET
     INCOME OF SUBSIDIARIES                                            31,611              26,005              22,252
NET INCOME                                                        $ 3,549,248         $ 3,388,742         $ 3,481,297

NET INCOME PER COMMON SHARE (Note 1)                              $      2.78         $      2.65         $      2.72

AVERAGE COMMON SHARES OUTSTANDING                                   1,278,575           1,278,575           1,278,575

The accompanying notes are an integral part of the consolidated financial statements.


                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                                                                     Unrealized
                                       Nonvoting Common Stock   Voting Common Stock   Paid in      Retained        Gain (Loss) on
                                       Shares          Amount     Shares    Amount    Capital      Earnings          Investments
BALANCE - December 31, 1992           1,261,575     $1,261,575    17,000   $17,000   $110,592    $15,701,864        $      -

 Net Income                                                                                        3,481,297
 Cash Dividends                                                                                     (409,144)

BALANCE - December 31, 1993           1,261,575      1,261,575    17,000    17,000    110,592     18,774,017               -

 Net Income                                                                                        3,388,742
 Cash Dividends                                                                                     (575,359)
 Increase in Annuity Payable - Note 6                                                                (98,888)
 Unrealized Holding Loss, Net of
  Taxes - Note 2                                                                                                      (65,578)

BALANCE - December 31, 1994           1,261,575      1,261,575    17,000    17,000    110,592     21,488,512          (65,578)

 Net Income                                                                                        3,549,248
 Cash Dividends                                                                                     (805,502)
 Increase in Annuity Payable - Note 6                                                                (61,894)
 Unrealized Holding Gain, Net of
  Taxes - Note 2                                                                                                      383,130

BALANCE - December 31, 1995           1,261,575     $1,261,575    17,000   $17,000   $110,592    $24,170,364         $317,552


The accompanying notes are an integral part of the consolidated financial statements.


                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                     1995                1994               1993
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                    $ 3,549,248         $ 3,388,742        $ 3,481,297
     Adjustments to Reconcile Net Income to Net
          Cash Provided By Operating Activities:
               Depreciation of Telecommunications
                    Plant                                            2,953,942           2,912,570          2,851,330
               Depreciation of Other Equipment                         674,012             743,654            731,180
               Amortization                                            545,454             529,281            473,846
               Write-off Franchise Fee                                       -                   -              5,000
               Cellular Partnership Income                            (474,053)           (371,177)           (51,221)
               Gain on Sale of Cellular Investments                          -                   -         (1,047,035)
               Minority Stockholders' Interest in
                    Consolidated Affiliates                             31,611              26,005             22,252
               Val-Ed Joint Venture Income                             (43,012)            (34,383)           (36,155)
               (Increase) Decrease
                    Due from Customers                                 (54,173)            (32,874)            10,614
                    Other Accounts Receivable                         (746,693)             (4,373)            99,848
                    Income Taxes Receivable                            (13,566)             28,261            (28,261)
                    Inventories                                         18,389               5,769             92,802
                    Prepaid Expenses                                     3,200               4,495              2,448
               Increase (Decrease) in:
                    Accounts Payable                                   (11,285)            261,511           (147,453)
                    Accrued Interest                                   (14,303)            (14,772)           (16,219)
                    Accrued Income Taxes                               238,323             219,924           (247,149)
                    Other Accrued Taxes                                 34,818             (54,648)            52,986
                    Deferred Revenue                                         -                   -             (2,979)
                    Other Accrued Liabilities                          (24,576)             28,550            104,088
                    Deferred Compensation                               (4,371)            (35,640)                 -
                    Deferred Investment Tax Credits                   (154,598)           (155,595)          (156,903)
                    Deferred Income Taxes                              198,851              79,381            540,341
                         Net Cash Provided By
                              Operating Activities                   6,707,218           7,524,681          6,734,657


The accompanying notes are an integral part of the consolidated financial statements.



                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                     1995                1994               1993
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to Telecommunications Plant
          In Service and Under Construction                        $(4,805,018)        $(3,445,797)       $(2,239,411)
     Additions to Nonregulated Plant                                   (95,142)            (91,655)                 -
     Purchase of Other Equipment                                      (373,326)           (731,142)          (372,878)
     Salvage, Net of Cost of Plant Removal                             (21,834)             58,894             62,952
     Increase in Cash - RUS Construction Fund                                -             (51,001)                 -
     Proceeds from Sale of Land                                              -              28,928                  -
     Proceeds from Sale of Equipment                                         -              33,500                  -
     Increase in Materials and Supplies                                (11,035)            (29,569)            (1,749)
     Purchase of Temporary Cash Investments                         (1,785,693)         (2,123,595)        (1,422,512)
     Sale of Temporary Cash Investments                              1,790,000           2,320,000                  -
     Increase in Accounts Receivable
          from Shareholders                                           (363,476)                  -                  -
     Purchase of Other Investments                                    (326,120)           (177,508)          (106,486)
     Sale of Other Investments                                               -                   -            510,905
     Purchase of Cellular Partnership                                 (233,752)                  -                  -
     Distribution from Cellular Partnerships                           174,309              38,134             40,000
     Distribution from Val-Ed Joint Venture                             50,000              50,000                  -
     Purchase of Hastad Engineering,
          Net of Cash Acquired                                               -            (410,738)                 -
     Purchase of Aurora Cable TV, Inc.,
          Net of Cash Acquired                                               -                   -           (224,400)
     Loans Made                                                       (120,000)            (38,703)           (79,684)
     Loans Collected                                                     8,542              48,292             42,687
     Purchase of Intangible Assets                                      (9,595)           (100,000)           (24,500)
     (Increase) Decrease in Other Assets                               (11,409)            (11,828)            25,063
          Net Cash Used In Investing Activities                     (6,133,549)         (4,633,788)        (3,790,013)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase in Customer Deposits                                       4,414               3,320              5,765
     Principal Payments of Long-Term Debt                           (1,542,931)         (1,545,709)        (2,659,675)
     Payments of Notes Payable                                         (21,500)           (101,005)           (75,000)
     Proceeds from Issuance of Long-Term Debt                                -             160,000                  -
     Dividends Paid                                                   (805,502)           (575,359)          (409,144)
     Dividends Paid Minority Stockholders
          of Subsidiaries                                               (5,472)             (5,582)           (34,005)
          Net Cash Used In Financing Activities                     (2,370,991)         (2,064,335)        (3,172,059)

NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                               (1,797,322)            826,558           (227,415)

CASH AND CASH EQUIVALENTS
     at Beginning of Year                                            8,310,822           7,484,264          7,711,679
CASH AND CASH EQUIVALENTS
     at End of Year                                                $ 6,513,500         $ 8,310,822        $ 7,484,264

The accompanying notes are an integral part of the consolidated financial statements.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A. Nature of Operations - The Company's subsidiary operations include four telephone companies, two cable television companies, an engineering company, a financing company and a credit card communications company. These subsidiary operations are located in Minnesota, South Dakota, Iowa and North Dakota. In addition, the Company operates cable television properties in several communities in Minnesota and South Dakota, and operates Radio Shack retail franchises at three of its subsidiary company locations.

B. Basis of Accounting- The consolidated financial statements have been prepared in conformity with generally accepted accounting principles including certain accounting practices prescribed by the Federal Communications Commission (FCC) and the state regulatory commissions in the states where the telephone subsidiaries operate.

C. Accounting Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

D. Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries: Hills Telephone Co., Inc., Valley Cablevision of S.D., Inc., Aurora Cable TV, Inc., Hastad Engineering Co., OU Connections, Inc., Loretel Systems, Inc. and its wholly owned subsidiary, Loretel Financial Systems, Inc., which are all wholly owned, and Sleepy Eye Telephone Company and Sioux Valley Telephone Company which are 99.1% and 97% owned, respectively. All significant intercompany transactions and accounts have been eliminated.

E. Cash Equivalents - The Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

F. Temporary Cash Investments - The Company considers cash investments with a maturity of less than one year but greater than three months when purchased to be temporary cash investments. These investments are readily convertible to cash and are stated at cost, which approximates market value.

G. Uncollectibles - Uncollectibles are expensed as accounts become worthless. Substantial losses are not anticipated from present receivable balances.

H.      Inventories - Inventories consist of the following:

                                                                                  1995             1994
     Merchandise Inventory                                                   $  205,893        $ 224,282
     Materials and Supplies                                                     217,453          206,418
          Total                                                              $  423,346        $  30,700

Materials and supplies are recorded at average cost. Merchandise inventory is recorded at the lower of average cost or market.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

I. Property and Depreciation - Property and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. For subsidiary companies, if the assets are sold, retired or otherwise disposed of, the cost plus removal costs less salvage is charged to accumulated depreciation. The parent company gains or losses on equipment sales are reflected currently in operations. Depreciation is computed using the straight-line method at rates based on estimated service lives of the assets as follows:
                 Assets                                  Service Lives
       Buildings                                         40 - 50 years
       Telephone Plant and Equipment                      6 - 50 years
       CATV Plant and Equipment                          10 - 15 years
       Furniture, Fixtures and Vehicles                   3 - 10 years

J. Acquisition Adjustment - The excess of purchase price over original cost of telecommunications plant acquired is expensed equally over 15 years.

K. Cost in Excess of Net Assets Acquired - The excess of the acquisition cost over the fair value of net assets of telephone and cable television properties and an engineering company acquired since November 1, 1970, of $8,326,852 is being expensed equally over twenty and forty years. Costs in excess of the underlying book value relating to acquisitions before November 1, 1970, of $535,173 are not being amortized. Amortization of goodwill was $214,650 in 1995, $219,346 in 1994 and $200,792 in 1993.

L. Investment Securities - Certain readily marketable investments in debt and equity securities are classified as either Trading, Available-for-Sale, or Held-to-Maturity. Investments classified as Trading are reported at fair value with unrealized gains and losses included in income. Investments classified as Available-for-Sale are reported at fair value with unrealized gains and losses recorded in a separate component of stockholders' equity. Investments classified as Held-to-Maturity are recorded at amortized cost. Investments accounted for using the equity method of accounting and investments which do not have readily determinable fair market values are not affected by this accounting principle. As of December 31, 1995 and 1994, all Company investment securities are classified as Available-For-Sale.

Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method.

M. Other Investments - Long-term investments in companies that are not intended for resale or are not readily marketable and other assets are recorded at cost, which does not exceed net realizable value. Investments in joint ventures or partnerships are recorded on the equity method of accounting which reflects original cost and recognition of the Company's share of operating income or losses from these entities.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) N. Financial Instruments - Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." The Statement extends existing fair value disclosure practices by requiring all entities to disclose the fair value of financial instruments, both assets and liabilities, recognized and not recognized in the consolidated balance sheets, for which it is practicable to estimate fair value. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

The fair value of the Company's financial instruments approximates carrying value except for long-term investments in other companies. Fair values of cash and cash equivalents, temporary cash investments, and marketable securities were estimated based on quoted market prices. Fair values of long-term debt were estimated based on current rates for debt with similar terms and maturities. Long-term investments in other companies are not intended for resale and are not readily marketable, and thus a reasonable estimate of fair value is not practicable.

O. Revenue Recognition - Revenues are recognized when earned. Interstate telecommuni-cations access service is based on average schedule or cost based settlements with the National Exchange Carrier Association. Local and intrastate telecommunications access services are based on tariffs filed with the state regulatory commissions. Access revenues based on cost are estimated pending completion of final cost studies.

P. Income Taxes and Investment Tax Credits - The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The major temporary differences that gave rise to the net deferred tax liability are depreciation, which for tax purposes is determined based on accelerated methods and shorter lives, a nontaxable gain on sale of investments, and deferred compensation.

For financial statement purposes, deferred investment tax credits and excess deferred income taxes relating to depreciation of regulated assets are being amortized as a reduction of the provision for income taxes over the estimated useful or remaining lives of the related property, plant and equipment.

Q. Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, temporary cash investments and trade receivables. The Company places its cash and temporary cash investments with high credit quality financial institutions and, by policy, generally limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many different industries. As of December 31, 1995, the Company had no significant concentrations of credit risk.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

R. Net Income Per Share - Net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. There are no common share equivalents.

S.      Reclassifications  -  Certain  amounts  in the 1994 and 1993  financial
statements  and  notes  have  been   reclassified   to  conform  with  the  1995
presentation.


NOTE 2 - MARKETABLE EQUITY SECURITIES

On January 18, 1993, the Company exchanged Fargo-Moorhead Systems, Inc. stock for shares of U S West, Inc. stock. A non-cash gain of $1,008,495 was recognized in net income and included as an adjustment to reconcile net income to net cash provided by operating activities in the statement of cash flows. In 1993, the Company also recorded a $38,540 gain on the sale of Cellular, Inc. stock.

The  cost  and  fair  values  of  investment  securities  available-for-sale  at

                                                                  Gross           Gross
                                                               Unrealized       Unrealized           Fair
December 31, 1995:                              Cost              Gains           Losses             Value
  U S West Communications Stock           $   789,328          $ 417,290        $       -        $ 1,206,618
  U S West Media Group Stock                  527,368            116,162                             643,530
               Total                      $ 1,316,696          $ 533,452        $       -        $ 1,850,148

December 31, 1994:
  U S West Communications Stock           $ 1,316,696          $       -        $(110,078)       $ 1,206,618

On November 1, 1995, U S West Communications spun off U S West Media Group, Inc. and issued separate stock certificates to present U S West Communications stockholders equal to their holdings prior to the spin-off. The basis for these investments was allocated based on November 1, 1995 stock values. Stockholders' equity at December 31, 1995 and 1994 includes a change of $643,530 and ($110,078) less deferred taxes of $260,400 and ($44,500) in the net unrealized holding gain (loss) on investments. These transactions have no cash effect and therefore are not presented in the statement of cash flows. As of December 31, 1995 and 1994, the amount of unrealized gain (loss) on available-for-sale securities included in stockholders' equity is shown net of deferred income taxes (tax benefits) of $215,900 and ($44,500).

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - OTHER INVESTMENTS

Other investments consist of the following:

                                      Percent                                 Cumulative
                                        of                             Profit           Distri-          1995             1994
                                     Ownership         Cost            (Loss)           bution           Total            Total
   Investments Recorded on
      the Equity Basis:
      Val-Ed Joint Venture             16.67%       $   196,019       $ 169,831         $(199,000)     $   166,850     $   173,838
      Fibernet Communications          12.82            183,102               -                 -          183,102         151,052
      MSA's:
         Sioux Falls Cellular
            Limited                    11.25            580,156         110,665                 -          690,821         266,584
         Dakota Systems, Inc.          25.00             57,651           4,123                 -           61,774          23,696
      RSA's:
         Marshall Cellular
            Partnership (MN
            RSA No. 8)                 11.43            249,990          87,804          (123,429)         214,365         232,907
         Minnesota RSA 9
            Limited Partnership         8.00            207,724         142,897           (11,056)         339,565         262,696
         Minnesota RSA 10
            Limited Partnership         6.90            226,655         273,618          (117,958)         382,315         348,393
         Hiawathaland Cellular
            Limited Partnership
            (MN RSA No. 11)             9.53            598,664          19,467                 -          618,131         353,794
                Total                               $ 2,299,961       $ 808,405         $(451,443)       2,656,923       1,812,960

Not Readily Marketable Stock Investments:
   Minnesota Equal Access Network Services, Inc.                                                           958,005         958,005
   Rural Cellular Corporation                                                                              633,269         633,269
   South Dakota Network, Inc.                                                                              170,923         170,923
   Iowa Network Services, Inc.                                                                              94,595          94,595
   Independent Information Services Corporation                                                            118,600         118,600
   U.S. Intelco Networks, Inc.                                                                              49,616          49,616
Other:
   Cash Surrender Value of Life Insurance                                                                  108,360          98,620
   Miscellaneous                                                                                            67,516          68,591
      Total                                                                                           $  4,857,807     $ 4,005,179

The Val-Ed Joint Venture owns, maintains and leases an interactive fiber optic cable network to Valley & Lakes Education District. The lease is for a period of ten years, with the Joint Venture retaining ownership. The Company's share of operating income in 1995, 1994 and 1993 was $43,012, $34,383 and $36,155
respectively.

The MSA entities were formed to build and operate cellular systems serving the Sioux Falls area. The Company's share of income was $176,910 in 1995, $143,098 in 1994 and $12,648 in 1993. In 1995, an additional ownership percentage was purchased from an unrelated company for $285,405.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - OTHER INVESTMENTS (Continued)

     The RSA entities are partnerships formed to build and operate rural cellular franchises. The Company's share of operating income for the RSA's was $297,143 in 1995, $228,079 in 1994 and $38,573 in 1993. These partnerships may require future capital contributions.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets, net of amortization consist of the following:
                                                                                 1995               1994
     Halstad and Ada Cablevision Asset Purchase:
          Covenant Not to Compete                                           $      27,400        $    191,800
          Franchises                                                              108,109             178,309
     Montrose CATV Asset Purchase:
          Covenant Not to Compete                                                   5,417                   -
     Radio Shack Franchises                                                        15,000              15,000
     Aurora Cable Television, Inc. Purchase:
          Covenant Not to Compete                                                       -              12,250
     Hastad Engineering Co. Purchase:
          Covenant Not to Compete                                                  33,333              66,667
               Total Intangible Assets                                      $     189,259        $    464,026

The covenants not to compete relate to the purchase of five cable television systems and an engineering company and are being expensed over two to five years from the purchase dates.

The cable television systems franchises consist of individual franchises and the related customer lists. The original franchises were issued in 1983 for a fifteen year period and will be expensed over the remaining term of the franchises.

Due to the terms of the franchise agreements, the Company has not amortized any of the Radio Shack franchise costs while the franchise is still in operation.

Amortization for these items and the subsidiary acquisitions referred to at Note 1(K) for 1995, 1994 and 1993 is $545,453, $528,983 and $473,247.

NOTE 5 - ACCOUNTS RECEIVABLE FROM SHAREHOLDERS

The Company will be reimbursed by the shareholders for costs and attorney fees incurred in 1995 relating to the sale of the outstanding shares of the Ollig Utilities Company stock (Note 13).

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - LONG-TERM DEBT

Long-term debt is as follows:

                                                                                    1995                    1994
Lifetime annuity payable to former stockholder,
discounted at 6%, payable in monthly installments
of $2,113, plus interest.                                                     $        139,200        $       111,566

Note payable to St. Paul Bank for Cooperatives by
Loretel Systems, Inc.                                                                  600,000              1,200,000

RUS 2% and 5% and RTB 7.5% to 8.5% mortgage notes:
     Loretel Systems, Inc.                                                          10,054,515             10,389,818
     Sioux Valley Telephone Company                                                  5,966,316              6,153,991
     Sleepy Eye Telephone Company                                                    4,880,713              5,015,213
     Hills Telephone Company, Inc.                                                   1,983,440              2,043,559

Notes Payable to Siemens Stromberg-Carlson                                             429,423                620,497
     Total                                                                          24,053,607             25,534,644
Less Amount Due Within One Year                                                      1,658,467              1,522,830
     Net Long-Term Debt                                                       $     22,395,140        $    24,011,814

The mortgage notes payable to the Rural Utilities Service (RUS) and to the Rural Telephone Bank (RTB) are secured by the respective subsidiaries' assets. These notes are payable in equal monthly and quarterly installments of principal and interest beginning three years after the date of the issue and will be fully repaid at various times from 1996 to 2022. Advance payments of $466,425 may be applied to the RUS installments of Sioux Valley Telephone Company.

Unadvanced loan funds on RUS and RTB loan commitments of $4,515,500 are available to the Company as of December 31, 1995.

All loan funds are deposited in the RUS Construction Fund and disbursements are restricted to construction costs and other expenditures authorized by the loan agreement, subject to RUS approval.

Rural Telephone Bank Class B stock of $632,250 was purchased pursuant to terms of mortgage loan contracts with the Rural Telephone Bank. Class C stock of $15,000 was purchased in 1983. The Class B and C stock will not be redeemed by the Rural Telephone Bank until all Class A stock has been redeemed.

Long-term debt agreements contain restrictions on dividends and redemptions of subsidiaries' equity capital. Of the underlying retained earnings of the subsidiaries, $5,236,800 was available for dividend distribution at December 31, 1995.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - LONG-TERM DEBT (Continued)

The promissory note payable to the St. Paul Bank for Cooperatives is guaranteed by Ollig Utilities Company. The note is payable in quarterly installments of $150,000 plus interest accrued at 2.25% above the Federal Farm Credit Bank's six-month bond rate adjusted semi-annually and is due in 1996. The interest rate at December 31, 1995 was 7.95%.

The Siemens Stromberg-Carlson unsecured notes are payable in annual installments of $231,943 including 7.26% imputed interest to October, 1997. The annuity was increased $98,888 in 1994 based on the life expectancy of the annuitant. The annuity was increased $61,894 in 1995 based on an expected settlement as stated in the purchase agreement for the sale of the Company (Note 13). These increases are shown as adjustments to retained earnings. The transactions have no cash effect and are not reflected on the statement of cash flows.

Principal payments required during the next five years are: 1996 - $1,658,467; 1997 - $960,700; 1998 - $768,400; 1999 - $809,500; and 2000 - $851,800.

NOTE 7 - DEFERRED COMPENSATION

During 1980, the Company entered into a deferred compensation agreement with two of its officers. The agreement requires a continuance of their salaries upon retirement based on a formula stated in the agreement. Expense relating to the future liability was $43,148 in 1995 and $0 in 1994 and 1993. Payments made to a retired officer were $47,519 in 1995, $35,640 in 1994 and $0 in 1993.

NOTE 8 - STOCK REDEMPTION AGREEMENT

The Company has a stock redemption agreement whereupon the death of any shareholder, the Company is required to purchase a portion of their stock if their personal representative offers the stock to the Company. The redemption value of the stock is based on a formula set forth in the agreement. The Company is required to redeem stock only up to the maximum dollar amount allowed under
Section 303 of the Internal Revenue Code of 1954.

NOTE 9 - INCOME TAXES AND INVESTMENT CREDIT

The Company files a consolidated federal income tax return, including all subsidiary companies and a consolidated Minnesota state income tax return that excludes subsidiaries based in other states. Income tax expense consists of the following:

                                                               1995               1994              1993
     Current payable                                      $    2,379,287     $    2,004,769     $   1,644,756
     Deferred                                                    198,851             79,381           540,341
     Amortization of investment tax credits                     (154,598)          (155,595)         (156,903)
          Income Tax Expense                              $    2,423,540     $    1,928,555     $   2,028,194

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - INCOME TAXES AND INVESTMENT CREDIT (Continued)

The Company's tax returns for the years 1992, 1993 and 1994 are currently under examination by the Internal Revenue Service (IRS). The main issues raised by the IRS include the deductibility of intangible assets related to cable television acquisitions and legal fees. Management believes adequate provision has been made for income tax liabilities, and any tax liability arising from the proposed IRS adjustments will not have a material effect on the financial condition or results of operations of the Company.

Net deferred tax liabilities and (assets) as of December 31, 1995 and 1994, related to the following:

                                                                              1995                  1994
     Depreciation                                                        $    4,389,259         $   4,302,416
     Investments                                                                792,163               389,625
     Deferred Compensation                                                     (419,031)             (420,800)
     Other                                                                      (72,078)              (40,179)
          Total                                                          $    4,690,313         $   4,231,062

The provision for income taxes varied from the federal statutory tax rate as follows:

                                                                             1995          1994           1993
Tax at Statutory Rate                                                         35.0%          35.0%         35.0%
Surtax Exemption                                                              (1.0)          (1.0)         (1.0)
State Income Taxes Net of Federal Benefit                                      4.8            5.6           5.6
Goodwill Amortization                                                          2.1            1.7           1.4
Nondeductible Expenses                                                          .3             .2             -
Investment Tax Credits                                                        (2.6)          (2.9)         (2.8)
Dividend Exclusion                                                             (.6)           (.6)          (.6)
Other                                                                          2.4           (1.9)          (.9)
     Effective Tax Rate                                                       40.4%          36.1%         36.7%


NOTE 10 - RETIREMENT PLAN

The Company has a profit sharing plan in effect for its employees who meet certain age and service requirements. Contributions are determined annually by the Board of Directors and are allocated proportionately to the participants in each allocation group. Company expense for the profit sharing plan was $232,253 in 1995, $215,322 in 1994 and $238,898 in 1993.

The Company also has a 401(k) Employee Savings Plan. Employees who meet certain age and service requirements may elect to contribute up to the maximum percentage allowable. The Company contributes 100% of the participants first 3% of contributions. Company expense for the savings plan was $97,485 in 1995, $92,009 in 1994 and $85,182 in 1993.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION

                                                               1995               1994              1993
     Cash payments for:
          Interest                                        $    1,554,930     $    1,573,689     $   1,709,742
          Income Taxes                                         2,167,187          1,727,860         1,920,210

In 1994 and 1993, the Company acquired $1,250,940 and $74,302 of equipment by incurring directly related debt obligations. These investing and financing transactions have no cash effect and therefore are not presented in the statement of cash flows.

The Company acquired the stock of Aurora Cable TV, Inc. in December of 1993 for $225,500. The acquisition was accounted for as a purchase and was not significant to operations. Components of cash used for the acquisition in the statement of cash flows are summarized as follows:

     Fair Value of Assets Acquired                                $     277,748
     Liabilities Assumed                                                 52,248
          Cash Paid                                                     225,500
     Less Cash Acquired                                                   1,100
          Net Cash Paid for Acquisition                           $     224,400

The Company acquired the stock of Hastad Engineering Co. in January, 1994 for $433,479. The acquisition was accounted for as a purchase and was not significant to operations. Components of cash used for the acquisition in the statement of cash flows are summarized as follows:

     Fair Value of Assets Acquired                                $     545,354
     Liabilities Assumed                                                111,875
          Cash Paid                                                     433,479
     Less Cash Acquired                                                  22,741
          Net Cash Paid for Acquisition                           $     410,738


                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - SEGMENT INFORMATION

The Company operates in one primary business segment, local exchange telephone service. Industry segment information is as follows:

                                                                      Year Ended December 31
                                                           1995                1994                 1993
Revenues:
     Telephone                                       $     16,810,780     $    15,874,009     $    15,351,146
     Other                                                  2,111,477           1,817,403           1,464,063
          Total                                      $     18,922,257     $    17,691,412     $    16,815,209

Operating Income:
     Telephone                                       $      5,968,850     $     5,814,611     $     5,548,621
     Other                                                    566,100             310,086             166,226
          Total                                      $      6,534,950     $     6,124,697     $     5,714,847

Identifiable Assets:
     Telephone                                       $     51,578,903     $    50,121,088     $    47,711,534
     Other                                                  7,405,352           7,099,225           6,551,919
          Total                                      $     58,984,255     $    57,220,313     $    54,263,453

Depreciation and Amortization:
     Telephone                                       $      3,260,092     $     3,190,267     $     3,132,097
     Other                                                    913,315             995,238             924,259
          Total                                      $      4,173,407     $     4,185,505     $     4,056,356

Capital Expenditures:
     Telephone                                       $      4,900,160     $     3,537,452     $     2,262,852
     Other                                                    373,326             731,142             349,437
          Total                                      $      5,273,486     $     4,268,594     $     2,612,289


NOTE 13 - SALE OF COMPANY

In November 1995, the Company's shareholders signed a definitive agreement to sell all outstanding shares of their Ollig Utilities Company stock. The sale is expected to be completed in the second quarter of 1996.



                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                                                                                           March 31            December 31
Assets:                                                                                       1996                   1995
                                                                                        ------------           ------------
Current assets:
  Cash and cash equivalents                                                               $5,941,861             $6,513,500
  Temporary cash investments                                                               3,010,850              1,221,800
  Construction fund                                                                           65,902                 65,897
  Receivables, net                                                                         3,289,578              3,551,545
  Materials, supplies and inventories                                                        450,382                423,346
  Prepaid expenses                                                                           109,629                109,547
                                                                                        ------------           ------------
    Total current assets                                                                  12,868,202             11,885,635

Property, plant and equipment                                                             61,661,534             61,024,157
  less accumulated depreciation                                                          (30,328,115)           (29,397,886)
                                                                                        ------------           ------------
    Net property, plant and equipment                                                     31,333,419             31,626,271

Other assets:
  Excess of cost over net assets acquired, net                                             6,827,791              6,877,552
  Marketable securities                                                                    5,410,778              1,850,148
  Other investments                                                                        5,114,538              5,505,057
  Nonregulated plant                                                                         677,173                703,001
  Other assets                                                                               511,752                536,591
                                                                                        ------------           ------------
    Total other assets                                                                    18,542,032             15,472,349
                                                                                        ------------           ------------

Total Assets                                                                             $62,743,653            $58,984,255
                                                                                        ============           ============

Liabilities and Stockholders' Equity:

Current liabilities:
  Accounts payable                                                                        $1,767,955             $1,298,388
  Accrued expenses                                                                           748,463                829,260
  Income taxes payable                                                                       807,291                458,247
  Current portion of long-term debt                                                        1,694,928              1,658,467
                                                                                        ------------           ------------
    Total current liabilities                                                              5,018,637              4,244,362

Long-term debt, less current portion                                                      21,580,963             22,395,140

Minority stockholders' interest in consolidated subsidiaries                                 172,751                164,929

Deferred investment tax credits                                                              539,498                576,965

Deferred income taxes                                                                      5,846,446              4,690,313

Deferred compensation                                                                      1,023,583              1,035,463

Stockholders' Equity                                                                      28,561,775             25,877,083
                                                                                      --------------         --------------
Total Liabilities and Stockholders' Equity                                               $62,743,653            $58,984,255
                                                                                      ==============         ==============

                 See notes to consolidated financial statements.



                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)

                                                                        Three Months Ended March 31
                                                                      -------------------------------
                                                                            1996                    1995
                                                                    ------------            ------------
Revenues:
  Local network                                                       $  741,544              $  719,960
  Network access                                                       2,803,074               2,547,607
  Billing and collection                                                 229,081                 230,915
  Miscellaneous                                                        1,146,875                 857,475
                                                                    ------------            ------------
    Total revenues                                                     4,920,574               4,355,957

Costs and expenses:
  Plant operations                                                       948,729                 969,738
  Depreciation and amortization                                        1,054,144               1,078,242
  Customer operations                                                    464,009                 482,974
  General and administrative                                             730,741                 784,442
  Other operating expenses                                                72,307                  32,986
                                                                    ------------            ------------
    Total costs and expenses                                           3,269,930               3,348,382

Operating income                                                       1,650,644               1,007,575

Other income and (expenses):
  Investment income                                                      145,036                 139,936
  Interest expense                                                      (379,732)               (392,007)
  Cellular partnership income                                            109,539                  12,669
                                                                    ------------            ------------
    Other income (expense), net                                         (125,157)               (239,402)

Income before income taxes                                             1,525,487                 768,173

Income taxes                                                             589,390                 310,422
                                                                    ------------            ------------

Income before minority interest                                          936,097                 457,751

Minority interest in earnings of subsidiaries                              7,822                   3,951
                                                                    ------------            ------------

Net income                                                               928,275                 453,800
                                                                    ============            ============

Net income per common share                                                $ .73                   $ .35
                                                                   =============           =============

Average common shares outstanding                                      1,278,575               1,278,575
                                                                    ============            ============

                 See notes to consolidated financial statements.




                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                   (unaudited)

                                                                             Additional                Unrealized
                                Nonvoting Common Stock   Voting Common Stock  Paid-in     Retained   Gains (Losses)
                                  Shares      Amount      Shares    Amount    Capital     Earnings   on Investments       Total
                               -----------  ----------  ---------  --------  --------   -----------   -----------     ------------
BALANCE at December 31, 1994     1,261,575  $1,261,575     17,000   $17,000  $110,592   $21,488,512      ($65,578)     $22,812,101

 Net income                                                                               3,549,248                      3,549,248
 Cash dividends                                                                            (805,502)                      (805,502)
 Increase in annuity payable                                                                (61,894)                       (61,894)
 Unrealized holding gain,
  net of income tax                                                                         383,130                        383,130
                               -----------  ----------  ---------  --------  --------   -----------   -----------     ------------
BALANCE at December 31, 1995     1,261,575   1,261,575     17,000    17,000   110,592    24,170,364       317,552       25,877,083

 Net income                                                                                 928,275                        928,275
 Unrealized holding gain,
  net of income tax                                                                       1,756,417                      1,756,417
                               -----------  ----------  ---------  --------  --------   -----------   -----------     ------------
BALANCE at March 31, 1996        1,261,575  $1,261,575     17,000   $17,000  $110,592   $25,098,639    $2,073,969      $28,561,775
                               ===========  ==========  =========  ========  ========   ===========   ===========     ============

                 See notes to consolidated financial statements.

                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                                                                          Three Months Ended March 31
                                                                                         -----------------------------
                                                                                               1996                   1995
                                                                                       -------------          -------------
Cash Flows from Operating Activities:
  Net income                                                                                $928,275               $453,800
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation and amortization                                                          1,054,144              1,078,242
    Income from cellular operations                                                         (109,539)               (12,669)
    Minority stockholders' interest in consolidated subsidiaries                               7,822                  3,951
    Changes in assets and liabilities:
      Decrease in accounts receivable                                                        261,967                301,537
      Decrease (increase) in prepaid expenses                                                    (82)                35,224
      Increase in prepaid income taxes                                                                             (250,478)
      Increase (decrease) in accounts payable                                                469,567                (24,269)
      Decrease in accrued expenses                                                           (80,797)              (117,798)
      Increase (decrease) in income taxes payable                                            349,044               (219,924)
      Decrease in deferred investment credits                                                (37,467)               (37,468)
      Decrease in deferred taxes                                                             (14,811)                  (620)
      Decrease in deferred compensation                                                      (11,880)               (11,880)
                                                                                       -------------          -------------
      Net cash provided by operating activities                                            2,816,243              1,197,648

Cash Flows from Investing Activities:
  Capital expenditures, net                                                                 (615,640)              (355,010)
  Increase in temporary cash investments                                                  (1,789,050)            (1,443,557)
  Increase in construction fund                                                                   (5)                    (5)
  Decrease (increase) in inventories                                                         (27,036)                 8,041
  Decrease (increase) in nonregulated plant                                                   (8,252)                 1,122
  Decrease (increase) in other investments                                                  (133,211)                30,235
  Increase in other assets                                                                   (36,972)               (33,470)
                                                                                       -------------          -------------
      Net cash used in investing activities                                               (2,610,166)            (1,792,644)

Cash Flows from Financing Activities:
  Repayment of long-term debt                                                               (777,716)              (933,532)
  Cash dividends                                                                                                   (805,502)
                                                                                       -------------          -------------
    Net cash used in financing activities                                                   (777,716)            (1,739,034)
                                                                                       -------------          -------------

Net Decrease in Cash and Cash Equivalents                                                   (571,639)            (2,334,030)

Cash and Cash Equivalents at Beginning of Period                                           6,513,500              8,310,822
                                                                                       -------------          -------------
Cash and Cash Equivalents at End of Period                                                $5,941,861             $5,976,792
                                                                                       =============          =============

Supplemental disclosures of cash flow information:
  Interest paid during the period                                                           $446,558               $443,674
  Income taxes paid during the period                                                        292,624                780,824

                 See notes to consolidated financial statements.


                    OLLIG UTILITIES COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - CONSOLIDATED FINANCIAL STATEMENTS

The balance sheet and statement of stockholders' equity as of March 31, 1996, the statements of income for the three month periods ended March 31, 1996 and 1995 and the statements of cash flows for the three month periods ended March 31, 1996 and 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in cash flows at March 31, 1996 and 1995 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 audited financial statements. The results of operations for the periods ended March 31 are not necessarily indicative of the operating results for the entire year.

NOTE 2 - MARKETABLE SECURITIES

In February, 1996, Rural Cellular Corporation ("RCC") completed an initial offering of its common stock to the public. Prior to the offering, the Company owned 309,620 shares of RCC, which was classified as an other investment. The Company's investment in RCC has been transferred to marketable securities and classified as available-for-sale. The unrealized gain on securities at March 31, 1996 was $1,756,000 (net of deferred taxes of $1,171,000) which is accounted for as a component of stockholders' equity. Rural Cellular Corporation trades on the Nasdaq National Market System under the symbol RCCC.

NOTE 3 - INCOME TAXES AND INVESTMENT CREDITS

Income taxes have been calculated in proportion to the earnings and tax credits generated by operations. Investment tax credits have been deferred and are included in income over the estimated useful lives of the related assets.

NOTE 4 - NET INCOME PER SHARE

Net income per common share was computed by dividing net income by the weighted average number of common shares outstanding during the periods.

NOTE 5 - SALE OF COMPANY

On April 25, 1996, the Company was sold to Alliance Telecommunications Corporation ("Alliance"), for $80,000,000 in cash. Alliance is 68% owned by Hector Communications Corporation of Hector, MN with the remaining interest owned by Golden West Telecommunications Cooperative, Inc. of Wall, SD and Split Rock Telecom Cooperative, Inc. of Garretson, SD.

                         PRO FORMA FINANCIAL STATEMENTS

The following pro forma financial statements of income and explanatory notes show the pro forma effect on the operating results of Hector Communications Corporation as if the acquisition of Ollig Utilities Company occurred January 1, 1995. The acquisition was accounted for under the purchase method of accounting and was completed April 25, 1996.

The pro forma balance sheet and explanatory notes show the effect on Hector Communications Corporation's financial position as if the acquisition of Ollig Utilities Company occurred March 31, 1996.

The pro forma financial information and explanatory notes are unaudited and include adjustments which are based on management's assumptions. The Company is in the process of appraising for financial statement purposes the assets acquired in the purchase of Ollig Utilities Company. The results of the appraisal were not available at the time of filing this Form 8 and are not included in the pro forma financial statements. The Company did revalue for pro forma purposes Ollig Utilities Company's investments in cellular telephone partnerships based on other information available to Company management. This revaluation may not reflect the value placed on cellular partnership investments by the appraisal process. Management believes these statements provide a reasonable basis for presenting the significant effects of the acquisition and the pro forma adjustments are properly applied in the pro forma statements.

The pro forma financial statements are not necessarily indicative of the results of operations had the acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

PRO FORMA CONDENSED COMBINED BALANCE SHEET (unaudited)

The following unaudited pro forma condensed balance sheet as of March 31, 1996 sets forth the effect of the business combination between Hector Communications Corporation and Ollig Utilities Company which was completed April 25, 1996. The combination was accounted for using the purchase method of accounting. The assumptions described in the accompanying notes should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Hector Communications Corporation and Ollig Utilities Company.

                                                     Hector
                                                Communications   Ollig Utilities
                                                  Corporation       Company        Pro forma                         Pro forma
                                                March 31, 1996   March 31, 1996   Adjustments                         Combined
                                                 ------------     -----------     -----------                      ------------
Assets
Current assets:
  Cash and cash equivalents                      $ 11,234,952     $ 1,486,146     $(8,282,751)[a][b][c][d][e]      $  4,438,347
  Temporary cash investments                                        7,466,565                                         7,466,565
  Construction fund                                    19,198          65,902                                            85,100
  Receivables, net                                    678,180       3,289,578                                         3,967,758
  Materials, supplies and inventories                 129,650         450,382                                           580,032
  Prepaid expenses                                     33,289         109,629                                           142,918
                                                 ------------     -----------     -----------                      ------------
                                                   12,095,269      12,868,202      (8,282,751)                       16,680,720

Property, plant and equipment, net                 14,417,094      31,333,419                                        45,750,513

Investments and other assets:
  Excess of cost over net assets
    acquired, net                                     886,969       6,827,791      45,275,849  [h]                   52,990,609
  Acquisition costs - Ollig Utilities Company       2,829,624                      (2,829,624) [d][f][g][h]                  -
  Marketable securities                             2,021,969       5,410,778                                         7,432,747
  Cellular telephone investments                    1,040,365       2,306,971       6,272,000  [f]                    9,619,336
  Other investments                                   785,188       2,807,567                                         3,592,755
  Deferred debenture issue costs, net               1,111,035                                                         1,111,035
  Other assets                                        644,686       1,188,925                                         1,833,611
                                                 ------------     -----------     -----------                      ------------
    Total investments and other assets              9,319,836      18,542,032      48,718,225                        76,580,093
                                                 ------------     -----------     -----------                      ------------
Total Assets                                     $ 35,832,199     $62,743,653     $40,435,474                      $139,011,326
                                                 ============     ===========     ===========                      ============
Liabilities and Stockholders' Equity
Current Liabilities:
  Notes payable and current portion
    of long-term debt                            $    492,900     $ 1,694,928    $ 8,035,000   [a][b]              $ 10,222,828
  Accounts payable                                    479,950       1,767,955                                         2,247,905
  Accrued expenses                                    384,353         748,463                                         1,132,816
  Income taxes payable                                169,375         807,291                                           976,666
                                                 ------------     -----------    -----------                       ------------
                                                    1,526,578       5,018,637      8,035,000                         14,580,215

Long-term debt, less current portion               22,388,101       1,580,963     53,215,000   [a]                   97,184,064

Minority stockholders' interest in Ollig                              172,751       (172,751)  [e]                           -
Minority stockholders' interest in Alliance                                        7,920,000   [c]                    7,920,000

Deferred investment tax credits                       120,486         539,498                                           659,984

Deferred income taxes                               2,162,988       5,846,446                                         8,009,434

Deferred compensation                                               1,023,583                                         1,023,583

Stockholders' Equity                                9,634,046      28,561,775    (28,561,775)  [g]                    9,634,046
                                                 ------------     -----------    -----------                       ------------
Total Liabilities and Stockholders' Equity       $ 35,832,199     $62,743,653    $40,435,474                       $139,011,326
                                                 ============     ===========    ===========                       ============

Notes to Proforma Condensed Combined Balance Sheet (unaudited)
March 31, 1996

     Pro forma adjustments reflect Hector Communications Corporation's ("HCC") purchase of a 68% interest in the common stock of Ollig Utilities Company ("Ollig"). The purchase was accomplished through the formation of a new subsidiary company, Alliance Telecommunications Corporation ("Alliance"), which was used to purchase Ollig. HCC owns 68% of Alliance. The remaining 32% interest is owned by Golden West Telecommunications Cooperative, Inc. of Wall, South Dakota and Split Rock Telecom Cooperative, Inc. of Garretson, South Dakota. Purchase price was $80,000,000. The purchase was financed through a $55,250,000 borrowing by Alliance from St. Paul Bank for Cooperatives and equity contributions from HCC, Golden West and Split Rock.

     The following is a summary of the adjustments required in accordance with generally accepted accounting principles:

[a]    Record acquisition loan from St. Paul Bank to Alliance, including
       current portion of $2.035,000                                             $55,250,000
[b]    Record bridge loan from St. Paul Bank to HCC                                6,000,000
[c]    Record equity investment by Golden West and Split Rock                      7,920,000
[d]    Purchase of Ollig common stock, net of purchase price deposits
       of $2,720,000                                                              77,280,000
[e]    Purchase by Ollig of minority interest in Ollig subsidiaries                  172,751
[f]    Revaluation of Ollig cellular investments                                   6,272,000
[g]    Eliminate stockholders' equity in Ollig                                    28,561,775
[h]    Record goodwill, including $109,624 of acquisition costs                   45,275,849

PRO FORMA CONDENSED COMBINED INCOME STATEMENT (unaudited)

The following unaudited pro forma condensed income statement sets forth the effect of the business combination using the purchase method of accounting and the assumptions described in the accompanying notes between Hector Communications Corporation and and Ollig Utilities Company as if it had occurred effective January 1, 1995. The pro forma condensed combined income statement should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Hector Communications Corporation and Ollig Utilities Company.

                      TWELVE MONTHS ENDED DECEMBER 31, 1995

                                            Hector
                                        Communications       Ollig Utilities        Pro forma                           Pro forma
                                         Corporation            Company           Adjustments                            Combined
                                      ----------------     ----------------     ----------------                   ----------------

Revenues:
  Local network                        $     1,076,801      $     3,087,293                                          $    4,164,094
  Network access                             3,474,738           10,943,817                                              14,418,555
  Billing and collection                       228,038              943,271                                               1,171,309
  Miscellaneous                              1,064,746            3,947,876                                               5,012,622
                                       ---------------      ---------------     ---------------                       -------------
    Total revenues                           5,844,323           18,922,257                   -                          24,766,580

Costs and expenses:
  Plant operations                             825,263            4,129,515                                               4,954,778
  Depreciation and amortization              1,706,495            4,173,407          1,250,956 [d][e][f]                  7,130,858
  Customer operations                          287,185            1,877,950                                               2,165,135
  General and administrative                 1,520,370            1,883,240                                               3,403,610
  Other operating expenses                     652,609              323,195                                                 975,804
                                       ---------------      ---------------     ---------------                       -------------
    Total costs and expenses                 4,991,922           12,387,307          1,250,956                           18,630,185

Operating income                               852,401            6,534,950         (1,250,956)                           6,136,395

Other income (expenses):
  Interest expense                          (1,554,042)          (1,532,566)        (4,130,500)[a][b]                    (7,217,108)
  Cellular partnership income                  125,924              474,053                                                 599,977
  Investment income                            645,781              527,962           (414,138)[c]                          759,605
  Unrealized loss on holding
    marketable securiites                     (197,603)                                                                    (197,603)
                                        ---------------      ---------------    ---------------                        -------------
    Other income (expenses), net              (979,940)            (530,551)        (4,544,638)                          (6,055,129)

Income (loss) before income taxes             (127,539)           6,004,399         (5,795,594)                              81,266

Income tax expense (benefit)                   (51,000)           2,423,540         (1,817,855)[h][i]                       554,685
                                        ---------------      ---------------    ---------------                       -------------

Income (loss) before minority interest         (76,539)           3,580,859         (3,977,739)                            (473,419)

Minority interest in earnings of Ollig
  subsidiaries                                                       31,611           (31,611) [g]                               -
Minority interest in income of Alliance                                                36,955  [j]                           36,955
                                        ---------------      ---------------    ---------------                       -------------

Net income (loss)                       $       (76,539)     $     3,549,248    $   (3,983,083)                       $    (510,374)
                                        ===============      ===============    ===============                       =============
Net income (loss) per share             $          (.04)                                                              $        (.27)
                                        ===============                                                               =============

Average common shares outstanding             1,866,000                                                                   1,866,000
                                        ===============                                                               =============


Notes to Pro Forma Condensed Combined Income Statement (unaudited) Twelve Months Ended December 31, 1995

     The following is a summary of the adjustments required in accordance with generally accepted accounting principles:

[a]    Interest on acquisition loan from St. Paul Bank to Alliance using current
       interest rate (6.68%)                                                     $(3,690,700)
[b]    Interest on bridge loan from St. Paul Bank to HCC using current interest rate  (7.33%)  (439,800)  [c]  Eliminate  investment  income  on HCC cash expenditures  (5% return)  (414,138)  [d]  Amortization  of goodwill  acquired -
Alliance (40 year  amortization)  1,131,896 [e]  Adjustment of  amortization  of previously  acquired  goodwill - Ollig  (37,740)  [f]  Amortization  of goodwill acquired - cellular partnerships
       (40 year amortization)                                                        156,800
[g]    Eliminate minority interest in Ollig subsidiaries                             (31,611)
[h]    Income tax effect of above adjustments - Alliance (40% tax rate)           (1,476,280)
[i]    Income tax effect of above adjustments - HCC (40% tax rate)                  (341,575)
[j]    Minority interest in Alliance operations, as adjusted                          36,955

PRO FORMA CONDENSED COMBINED INCOME STATEMENT (unaudited)

                        THREE MONTHS ENDED MARCH 31, 1996

                                            Hector
                                        Communications       Ollig Utilities        Pro forma                            Pro forma
                                          Corporation            Company           Adjustments                            Combined
                                       ---------------      ---------------      ---------------                      -------------
Revenues:
  Local network                        $       355,676      $       741,544                                           $   1,097,220
  Network access                               885,614            2,803,074                                               3,688,688
  Billing and collection                        51,745              229,081                                                 280,826
  Miscellaneous                                372,883            1,146,875                                               1,519,758
                                       ---------------      ---------------      ---------------                      -------------
    Total revenues                           1,665,918            4,920,574                   -                           6,586,492

Costs and expenses:
  Plant operations                             206,658              948,729                                               1,155,387
  Depreciation and amortization                447,931            1,054,144      $     316,742  [d][e][f]                 1,818,817
  Customer operations                           69,664              464,009                                                 533,673
  General and administrative                   363,672              730,741                                               1,094,413
  Other operating expenses                     205,549                72,307                                                277,856
                                       ---------------      ---------------      ---------------                      -------------
    Total costs and expenses                 1,293,474            3,269,930            316,742                            4,880,146

Operating income                               372,444            1,650,644           (316,742)                           1,706,346

Other income (expenses):
  Interest expense                            (434,782)            (379,732)        (1,032,625) [a][b]                   (1,847,139)
  Cellular partnership income                   31,500              109,539                                                 141,039
  Investment income                            163,700              145,036           (103,534) [c]                         205,202
  Marketable securities gains (losses)         687,947                                                                      687,947
                                       ---------------      ---------------      ---------------                      -------------
    Other income (expenses), net               448,365             (125,157)        (1,136,159)                            (812,951)

Income (loss) before income taxes              820,809            1,525,487         (1,452,901)                             893,395

Income tax expense                             327,000              589,390           (454,464) [h][i]                      461,926
                                       ---------------      ---------------      ---------------                      -------------

Income before minority interest                493,809              936,097           (998,437)                             431,469

Minority interest in earnings of Ollig
  subsidiaries                                                        7,822           (7,822)[g]                                 -
Minority interest in earnings
  of Alliance                                                                         21,040 [j]                             21,040
                                       ---------------      ---------------      ---------------                      -------------

Net income                             $       493,809      $       928,275      $  (1,011,655)                       $     410,429
                                       ===============      ===============      ===============                      =============

Net income per common and common
  equivalent share                     $           .22                                                                $         .18
                                       ===============                                                                =============

Net income per common share -
  assuming full dilution               $           .19                                                                $         .16
                                       ===============                                                                =============

Average common and common
  equivalent shares outstanding              2,256,000                                                                    2,256,000
                                       ===============                                                                =============


Notes to Pro Forma Condensed Combined Income Statement (unaudited) Three Months Ended March 31, 1996

     The following is a summary of the adjustments required in accordance with generally accepted accounting principles:

[a]    Interest on acquisition loan from St. Paul Bank to Alliance using current
       interest rate (6.68%)                                                      $(922,675)
[b]    Interest on bridge loan from St. Paul Bank to HCC using current interest rate  (7.33%)  (109,950)  [c]  Eliminate  investment  income  on HCC cash expenditures  (5% return)  (103,534)  [d]  Amortization  of goodwill  acquired -
Alliance  (40 year  amortization)  282,974 [e]  Adjustment  of  amortization  of previously  acquired  goodwill - Ollig  (5,432)  [f]  Amortization  of  goodwill acquired - cellular partnerships
       (40 year amortization)                                                        39,200
[g]    Eliminate minority interest in Ollig subsidiaries                             (7,822)
[h]    Income tax effect of above adjustments - Alliance (40% tax rate)            (369,070)
[i]    Income tax effect of above adjustments - HCC (40% tax rate)                  (85,394)
[j]    Minority interest in Alliance operations, as adjusted                         21,040

               HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   CALCULATION OF PROFORMA EARNINGS PER SHARE

                                                                                    Three Months Ended     Twelve Months Ended
                                                                                       March 31, 1996       December 31, 1995
                                                                                      ---------------        ---------------
Primary:
- -------

Net income (loss)                                                                            $410,429              ($510,374)
                                                                                        =============          =============

Common and common equivalent shares:

  Weighted average number of common
  shares outstanding                                                                        1,880,294              1,879,083

  Dilutive effect of convertible preferred
  shares outstanding (1)                                                                      389,487

  Dilutive effect of stock options outstanding after
  application of treasury stock method (1)                                                      4,775

  Weighted average number of unallocated shares
  held by employee stock ownership plan                                                       (18,556)               (13,083)
                                                                                        -------------          -------------
                                                                                            2,256,000              1,866,000
                                                                                        =============          =============

Net income (loss) per common and common equivalent share                                         $.18                  ($.27)
                                                                                        =============          =============

Fully Diluted (2):
- -------------

Net income (loss)                                                                            $410,429              ($510,374)
Interest on convertible debentures, net of tax                                                189,654
                                                                                        -------------          -------------
  Adjusted net income (loss)                                                                 $600,083              ($510,374)
                                                                                        =============          =============

Common and common equivalent shares:

  Weighted average number of common
  shares outstanding                                                                        1,880,294              1,879,083

  Assumed conversion of convertible debentures
  into common stock                                                                         1,423,125

  Dilutive effect of convertible preferred
  shares outstanding (1)                                                                      389,487

  Dilutive effect of stock options outstanding after
  application of treasury stock method (1)                                                      4,775

  Weighted average number of unallocated shares
  held by employee stock ownership plan                                                       (18,556)               (13,083)
                                                                                        -------------          -------------
                                                                                            3,679,125              1,866,000
                                                                                        =============          =============

Net income (loss) per common share - assuming full dilution                                      $.16                  ($.27)
                                                                                        =============          =============

- ------------------------------------------------------------------------------------------------------
(1)    The effect of preferred stock and outstanding stock options on net income per share is anti-dilutive for the 1995 period.
(2)    The  effect of the  convertible  debentures  on net  income  per share is anti-dilutive for the 1995 period.

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